EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
APRIL 27, 2007		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
REPORTS FIRST QUARTER 2007 EARNINGS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $550 million community bank holding company with five bank subsidiaries, announced its financial results for the first quarter of 2007. Premier realized income of $1,786,000 (34 cents per share) during the quarter ending March 31, 2007, a 31% increase over the $1,367,000 of net income reported for the first quarter of 2006. On a per share basis, Premier earned $0.34 during the first quarter 2007, a 31% increase over the $0.26 per share earned during the first quarter of 2006. The increased earnings in 2007 were primarily the result of a 5.9% increase in net interest income, a 15.1% increase in non-interest income and $212,000 in death benefits from an insurance policy on the life of a former officer of a subsidiary.

Net interest income for the quarter ending March 31, 2007 totaled $5.511 million, compared to $5.204 million of net interest income earned in the first quarter of 2006 and $5.454 million earned in the fourth quarter of 2006. When compared to the first quarter of 2006, net interest income has increased 5.9% due to increases in interest income from loans, up $675,000 or 11.1%, and federal funds sold, up $214,000 or 73.3%, and reflects $117,000 of net interest expense savings from the retirement of Premier’s 9.75% trust preferred securities in 2006. The interest expense savings, however, were more than offset by $721,000 of additional interest expense on deposit accounts as a result of increases in interest bearing deposits and rising interest rates. The 1.0% increase in net interest income, when compared to the fourth quarter of 2006, is largely due to $159,000 of additional interest income from an increase in federal funds sold and $63,000 of net interest expense savings on the retirement of Premier’s 9.75% trust preferred securities in 2006. The interest savings partially offset $126,000 of additional interest expense on deposit accounts, again as a result of increases in interest bearing deposits and rising interest rates and a $20,000 increase in interest expense on repurchase agreements due to an increase in balances outstanding.

Also contributing to the increased financial performance of the first quarter of 2007 were lower net overhead costs. Excluding the $212,000 of death benefit income from non-interest income, net overhead costs for the quarter ending March 31, 2007 totaled $3.114 million. This compares to $3.346 million in the first quarter of 2006, and $3.067 million in the fourth quarter of 2006. First quarter 2007 net overhead was generally lower than the first quarter 2006 largely due to increases in total service charges on deposit accounts, electronic banking income and secondary market mortgage income as well as lower professional fees in 2007 and accelerated trust preferred issuance costs expensed in 2006. These reductions in net overhead more than offset normal increases in staff costs and occupancy and equipment expenses as well as an increase in outside data processing costs associated with internet banking products. However, when compared to the fourth quarter of 2006, 2007 net overhead increased slightly (1.5%) due to normal annual salary and benefit increases, a seasonal decline in deposit service charge and overdraft income, and gains on the disposition of OREO and bank property in the fourth quarter of 2006. These increases in net overhead were partially reduced by lower professional fees in 2007 and accelerated trust preferred issuance costs expensed in 2006.

President and CEO Robert W. Walker commented, “The positive earnings results for the first quarter of 2007 are a testimony to our efforts and hard work to grow our franchise, reduce our non-performing assets, and manage our costs. The favorable results in 2007 were without the benefit of any negative provisions for loan losses that we recorded in 2006. In the coming months, we will continue to monitor the impact that national housing market price declines may have on our local markets and collateral valuations as we maintain the adequacy of our allowance for loan losses. We do not anticipate our markets to be impacted as severely as other areas of the country due to our markets’ historically modest increases in real estate values.”

During the quarter ending March 31, 2007, Premier recorded $36,000 in provisions to the allowance for loan losses compared to $194,000 of negative provisions made during the same period of 2006 and $110,000 of negative provisions in the fourth quarter of 2006. Premier began recording negative provisions to the allowance for loan losses in the third quarter of 2005 as a result of improvements in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Premier’s subsidiary, Farmers Deposit Bank. Future provisions to the allowance for loan losses, positive or negative, will depend on any future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk. As a result of the charge-off of previously identified troubled credits and a slight decline in total loans outstanding, the allowance for loan losses at March 31, 2007 decreased slightly to 1.93% of total loans compared to 1.94% of total loans at year-end 2006.

Total assets as of March 31, 2007 of $550 million were up 2.7% from the $535 million of total assets at year-end 2006. The $14.4 million increase in total assets is largely due to a $16.2 million increase in total deposits since year-end. These funds have been held in federal funds sold pending future loan demand as the inverted yield curve has made short-term investing more profitable than long-term investments. Shareholders’ equity of $62.7 million equaled 11.4% of total assets at March 31, 2007 which compares to shareholders’ equity of $61.0 million or 11.4% of total assets at December 31, 2006. The increase in shareholders’ equity was due to the $1.8 million of first quarter net income and a $376,000 improvement in the net unrealized loss of the investment portfolio during the first quarter of 2007. Premier invests in high quality debt securities of the U.S. Government and its agencies and fully expects to receive the face value of these securities upon their maturity. These increases more than offset the $524,000 in cash dividends paid to shareholders.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the period ending March 31, 2007.

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)
	For the Quarter Ended
	March 31	March 31
	2007	2006
Interest Income	8,612	7,676
Interest Expense	3,101	2,472
Net Interest Income	5,511	5,204
Provision for Loan Losses	36	(194)
Net Interest Income after Provision	5,475	5,398
Non-Interest Income	1,246	898
Securities Transactions	-	-
Non-Interest Expenses	4,148	4,246
Income Before Taxes	2,573	2,050
Income Taxes	787	683
NET INCOME	1,786	1,367

EARNINGS PER SHARE	0.34	0.26

Charge-offs	260	428
Recoveries	139	308
Net charge-offs	121	120

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	March 31	December 31
	2007	2006
ASSETS
Cash and Due From Banks	15,742	16,974
Federal Funds Sold	47,070	27,583
Securities Available for Sale	120,353	121,367
Loans Held for Sale	2,004	1,978
Loans (net)	334,730	337,136
Other Real Estate Owned	619	495
Other Assets	13,469	14,103
Goodwill	15,816	15,816
TOTAL ASSETS	549,803	535,452

LIABILITIES & EQUITY
Deposits	455,157	438,950
Fed Funds/Repurchase Agreements	13,672	13,531
FHLB Advances	5,059	7,285
Other Borrowings	11,435	12,275
Other Liabilities	1,806	2,409
TOTAL LIABILITIES	487,129	474,450
Stockholders’ Equity	62,674	61,002
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	549,803	535,452

TOTAL BOOK VALUE PER SHARE	11.97	11.65

Non-Accrual Loans	3,558	4,698
Loans 90 Days Past Due and Still Accruing	864	992